UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001	ICHR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Jorge Titinger to the Board of Directors

On June 8, 2022, Jorge Titinger was appointed to the board of directors (the “Board”) of Ichor Holdings, Ltd. (the “Company”), effective June 13, 2022.

Mr. Titinger, 61, is the CEO of Titinger Consulting, a private consulting and advisory service firm he founded in November 2016, which focuses on providing strategy, corporate transformation and culture advice to its clients. From 2012 to 2016, Mr. Titinger served as president, CEO and director of Silicon Graphics, Inc., a global leader in high performance computing. Prior to Silicon Graphics, Mr. Titinger served as president, CEO and director of Verigy, Ltd., a provider of advanced automated test systems to the semiconductor industry. Prior to joining Verigy in 2011, Mr. Titinger held executive positions at FormFactor, Inc., KLA‑Tencor Corporation, Applied Materials, Inc. and Hewlett‑Packard Company.

Mr. Titinger currently serves as a director of CalAmp Corp., Axcelis Technologies, Inc., and FormFactor, Inc., positions he has held since June 2015, August 2019, and June 2021, respectively. Mr. Titinger served as a director of Xcerra Corporation from October 2012 until it was acquired by Cohu, Inc. in 2018, where he served as a director until May 2021. Mr. Titinger also served as a director of Hercules Capital, Inc. from October 2017 to June 2020. Additionally, Mr. Titinger has served on multiple private and non-profit boards, including the Board of the Hispanic Foundation of Silicon Valley, the Stanford Children’s Hospital, the Education Foundation of Silicon Valley, Innovate Public Schools and Panasas. Mr. Titinger is active in the start-up community both in the U.S. and Peru. He is a mentor with Endeavor and serves as a limited partner in several venture funds.

Mr. Titinger holds a B.S. and M.S. in Electrical Engineering and an M.S. in Engineering Management and Business from Stanford University.

Mr. Titinger will be paid an annual retainer of $60,000 for serving on the Board and will receive a restricted share unit grant valued at $150,000 with a three-year vesting period contingent on continued service on the Board. In addition to this compensation, Mr. Titinger will be reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or committees thereof or otherwise performing duties consistent with service on the Board in accordance with the Board of Directors Compensation Policy. The Company entered into its standard form of indemnification agreement with Mr. Titinger.

There are no arrangements or understandings between Mr. Titinger and any other persons pursuant to which Mr. Titinger was selected as a director of the Company. There are no related person transactions between the Company and Mr. Titinger that would require disclosure under Item 404(a) of Regulation S‑K promulgated by the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 13, 2022, announcing the appointment of Jorge Titinger to the Board.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: June 13, 2022	/s/ Larry J. Sparks
Name: Larry J. Sparks
Title: Chief Financial Officer